EXHIBIT A

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into effective as of June 1, 2005, by and among INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation ("IHHI"), ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC, a Nevada limited liability company ("OCPIN"), and City National Bank, national association (the "Escrow Agent"). IHHI and OCPIN are sometimes collectively referred to herein as the "Parties" and individually as a "Party." Upon execution of this Agreement by IHHI and OCPIN, this Agreement shall be binding on each of them, but shall not become effective as to any of its terms outside of this paragraph until this Agreement is also executed by the Escrow Agent. Each of IHHI and OCPIN agree to promptly make such changes to this Agreement as may be reasonably requested by the Escrow Agent, and that this Agreement will thereafter be enforceable against each of them subject to such changes.

                              W I T N E S S E T H:

         WHEREAS, IHHI and OCPIN have entered into that certain Stock Purchase Agreement, dated as of January 28, 2005, as amended as of June 1, 2005 (as so amended, the "Stock Purchase Agreement"), pursuant to which OCPIN has, among other things, agreed to acquire 108,000,000 shares of common stock, par value $0.001 per share ("Shares"), of IHHI;

         WHEREAS, pursuant to the Stock Purchase Agreement, IHHI has to date issued certificates in the name of OCPIN or its designee in an aggregate amount of 102,600,000 Shares;

         WHEREAS, pursuant to the Stock Purchase Agreement and as part of the transactions contemplated thereby, IHHI and OCPIN have agreed to enter into this Agreement and that OCPIN will provide for the deposit with the Escrow Agent (i) upon execution of this Agreement, 57,250,000 Shares (the "Escrowed Shares"), and
(ii) up to $14,809,020 in cash (the "Escrowed Cash") on the schedule set forth in the Stock Purchase Agreement.

         WHEREAS, the Parties desire to specifically set forth their rights and obligations with respect to the Escrowed Shares and Escrowed Cash, and the distribution and release thereof; and

         WHEREAS, the execution and delivery of this Agreement is intended to be executed concurrently with the amendment to the Stock Purchase Agreement of even date hereof.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


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1. ESTABLISHMENT OF ESCROW.

      1.1 DEPOSIT OF ESCROWED SHARES AND ESCROWED CASH.

            (a) Concurrently with the execution of this Agreement, OCPIN will make provision for delivery to the Escrow Agent of stock certificates (the "Stock Certificates") representing the Escrowed Shares, accompanied by stock powers duly executed in blank (the "Stock Powers") with respect to such Stock Certificates.

            (b) From time to time through September 1, 2005, OCPIN will deliver to the Escrow Agent the Escrowed Cash in the form of wire transfers of immediately available funds.

            (c) The Escrowed Shares and the Escrowed Cash shall be held by the Escrow Agent in the Escrow Account (as defined below) in accordance with the provisions of this Agreement and shall not be subject to any effective lien, attachment, trustee process or any other judicial process of any creditor of any party hereto or OCPIN which has not otherwise been waived.

      1.2 ESCROW ACCOUNT.

      The Escrow Agent agrees to hold the Escrowed Shares and Escrowed Cash in one or more separate and distinct accounts (collectively, the "Escrow Account"), subject to the terms and conditions of this Agreement. The Escrowed Cash shall bear interest at the rate applicable to interest-bearing money market accounts of the Escrow Agent, which interest shall accrue in the Escrow Account. The Escrow Agent shall not distribute or release any of the Escrowed Shares, Escrowed Cash or accrued interest except in accordance with the express terms and conditions of this Agreement.

      1.3 VOTING OF ESCROWED SHARES

      During the pendency of this Agreement, the Escrowed Shares which have not been released pursuant to Section 2.1 shall not be voted by OCPIN or any of its affiliates, and no proxy will be granted as to any Escrowed Shares. Neither OCPIN nor IHHI will exercise any rights in the Escrowed Shares until such time as they are released according to the terms of this Agreement.


      1.4 DIVIDENDS, ETC.

      Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrowed Shares shall not be distributed to OCPIN, but rather shall be deposited with the Escrow Agent to be held in the Escrow Account. At the time any Escrowed Shares are required to be released from the Escrow Account to the Parties pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such Escrowed Shares shall be released from the Escrow Account to such Person.


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      1.5 TRANSFERABILITY.

      The interests of OCPIN in the Escrow Account and in the Escrowed Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until IHHI shall have received written notice of such transfer.

      1.6 FRACTIONAL SHARES.

      No fractional Shares shall be retained in or released from the Escrow Account pursuant to this Escrow Agreement. In connection with any release of Escrowed Shares from the Escrow Account, any Person who would otherwise be entitled to receive a fraction of a Share (after aggregating all fractional Shares issuable to OCPIN) shall be paid by IHHI in cash, the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the average closing price for the five trading days immediately preceding the date of such release, and such fraction of a share shall be returned to IHHI.

      1.7 SCOPE OF POWERS, DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

      Subject to the Parties' directions, the Escrow Agent has whatever powers are conferred by law and which are required to discharge its obligations and exercise its rights under this Escrow Agreement, including but not limited to the powers specified in the Section 1.9 below, and the powers and authority granted to the Escrow Agent under other provisions of this Escrow Agreement. The Escrow Agent shall have no duties or obligations except those specifically set forth in this Agreement.

      1.8 POWERS EXERCISABLE BY THE ESCROW AGENT, SUBJECT TO THIS AGREEMENT.

      The Escrow Agent is authorized and empowered to exercise the following powers, subject to the limitations contained in this Agreement:

            (a) If required by the Escrow Agent's procedures for handling the Escrowed Shares, to utilize registered securities depositories to hold assets of the Escrow Account, provided however that the Escrow Agent shall not be relieved of any fiduciary responsibility with respect to the assets so held.

            (b) To employ agents, including public accountants and legal counsel (which may be counsel for Parties), as it shall determine appropriate, and to pay their reasonable expenses and compensation from the Escrow Account;

            (c) To rely on Parties to defend and litigate, or settle, at their expense, any suit brought against the Escrow Account or any order sought to be satisfied out of the Escrow Account, without duty on the Escrow Agent beyond forwarding related papers to Parties and complying with any final order to the extent of the Escrow Account;

            (d) To withhold from taking any action until it receives proper written notice of an occurrence of an event affecting the Escrow Account;


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            (e) To treat as genuine, sufficient and correct, in form, execution and validity, and as the document it purports to be, and from the party it purports to be from, any notice, instruction, letter, paper, telex or other document purported to be furnished to Escrow Agent by Parties and believed by Escrow Agent to be both genuine and to have been transmitted by the proper party or parties, and Escrow Agent shall have no liability with respect to any action taken or foregone by Escrow Agent in good faith in reliance on such document;

            (f) To be fully released and discharged from any obligation to perform any further duties imposed upon it with respect to this Escrow following its resignation or removal and the appointment of a successor or the deposit of the Escrow Account under Section 3.3 below; and

            (g) To be free from any liabilities or change in duties, other than as may be specifically described elsewhere herein, for the action or inaction of a party to this Escrow Agreement, or any other party, or the occurrence or non-occurrence of an event outside of this Escrow.

      1.9 NOTIFICATION OF RIGHTS REGARDING SECURITIES.

      Following receipt of information, the Escrow Agent will notify the Parties of any conversion, redemption, exchange, subscription or other right relating to any securities purchased hereunder of which notice was given after the acquisition of such securities by the Escrow Agent, and the Escrow Agent shall have no obligation to exercise any such right unless it is instructed by the Parties or their Representative in writing to exercise such right, within a reasonable time prior to the expiration of such right.

      1.10 SHAREHOLDER COMMUNICATIONS.

      The Parties directs the Escrow Agent not to disclose to any company requesting shareholder information the name and the address of the Parties or the share position of the securities of the inquiring company in the Escrow Fund.

      1.11 ELECTRONIC AFFIRMATION.

      Notwithstanding any other provision of this Agreement, the Escrow Agent may settle securities trades effected by the Parties through a securities depository that utilizes an institutional delivery system, in which event the Escrow Agent may deliver or receive securities in accordance with appropriate trade reports or statements given to the Escrow Agent by such depository without having received direct communications or instructions from the Parties.

      1.12 ADDITIONAL INSTRUCTIONS.

      In any matter under this Escrow Agreement in which the Escrow Agent is permitted or required to act upon instructions, the Escrow Agent, where it deems necessary, may request further instructions from the person or entity giving the original instructions, or from the Parties, as the case may be, and may defer any and all action pending receipt thereof.


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2. RELEASE OF ESCROWED SHARES AND ESCROWED CASH.

      The Escrowed Shares and Escrowed Cash shall only be distributed or released as set forth in this Article 2.

      2.1 RELEASE DATES AND TERMS.

            (a) The following schedule sets forth OCPIN's agreement to pay Escrowed Cash to the Escrow Agent on July 1, 2005, August 1, 2005 and September 1, 2005 (each, a "Distribution Date").

      (i) On or before July 1, 2005, Purchaser shall deliver to the Escrow Agent $4,809,020;

      (ii) On or before August 1, 2005, Purchaser shall deliver to the Escrow Agent an additional $5,000,000; and

      (iii) On or before September 1, 2005, Purchaser shall deliver to the Escrow Agent an additional $5,000,000.

            (b) At the close of business on September 1, 2005 or such sooner date that the total amount of Escrowed Cash held by the Escrow Agent equals or exceeds $14,809,020 (in either case, the "Last Distribution Date"), the Escrow Agent shall deliver by facsimile to each of IHHI and OCPIN a written notice (the "Notice") setting forth:

      (i) the amount of Escrowed Cash, if any, received from OCPIN on or before each Distribution Date;

      (ii) for each Distribution Date, the amount of any shortfall in funds received from OCPIN compared to the amounts payable on or before each such Distribution Date under the schedule set forth in Section 2.1(a) above; and

      (iii) the aggregate shortfall, if any, of funds received by all Distribution Dates (such aggregate amount, the "Deficit").

The Parties intend that any shortfall in amounts payable on or before any Distribution Date may not be made up by a late payment or extra payment after such Distribution Date. For example, if OCPIN makes a payment of only $3,000,000 by July 1, 2005, the shortfall of $1,809,020 may not be made up by an extra payment after July 1, 2005. If OCPIN thereafter makes two payments of $4,000,000 by each of August 1, 2005 and September 1, 2005, the total Deficit on the Last Distribution Date will be $3,809,020 ($1,809,020 plus $1,000,000 plus
$1,000,000). The Parties further intend that payments in excess of the amounts due on or before any Distribution Date shall be applied towards the next Distribution Date.

            (c) If the amount of the Deficit indicated in the Notice is zero, then promptly following the Last Distribution Date the Escrow Agent shall distribute from the Escrow Account (i) to OCPIN Stock Certificates evidencing all of the Escrowed Shares and (ii) to IHHI all of the Escrowed Cash and accrued interest.


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            (d) If the amount of the Deficit indicated in the Notice is greater than zero, then IHHI shall, during the ten (10) days following the Last Distribution Date, use its reasonable best efforts to sell such number of Shares, on terms that are reasonable to IHHI, that result in a net amount of cash to IHHI of no less than the amount of the Deficit, with such sale to close (the "New Share Closing") on or before September 12, 2005, unless such date is extended by mutual written consent of IHHI and OCPIN (IHHI and OCPIN hereby agree that any such extension shall require the prior consent of Medical Provider Financial Corporation II) (the "Closing Deadline"). No later than two business days prior to the New Share Closing, IHHI will provide to the Escrow Agent and OCPIN a certificate of its CEO and CFO indicating: (i) the anticipated date of the New Share Closing; (ii) the net amount expected to be raised by IHHI in the New Share Closing (which shall be equal to or greater than the amount of the Deficit); (iii) the amount of the "Deficit" for purposes of this Agreement; and (iv) the calculation of the number of Escrowed Shares issuable to OCPIN under Section 2.1(e)(ii) below (the "Officers Certificate").

            (e) Subject to receipt of the Officers Certificate, simultaneously with the New Share Closing, the Escrow Agent shall distribute from the Escrow Account (i) to IHHI all of the Escrowed Cash and accrued interest, (ii) to OCPIN Stock Certificates evidencing such number of Escrowed Shares equal to the amount of Escrowed Cash that is timely received from OCPIN (under the timeframes set forth in Section 2.1(a) above) divided by $0.2586728 per share, which number shall be set forth in the Officers Certificate, and (iii) to IHHI or its designee all of the Escrowed Shares that are not distributed to OCPIN in accordance with clause (ii) of this paragraph.

            (f) If the Deficit is greater than zero and IHHI has advised the Escrow Agent in writing that the New Share Closing will not occur by the Closing Deadline, then promptly following the Closing Deadline the Escrow Agent shall distribute from the Escrow Account (i) to IHHI Stock Certificates evidencing all of the Escrowed Shares and (ii) to OCPIN all of the Escrowed Cash and accrued interest; provided, however, that if OCPIN notifies IHHI and the Escrow Agent in writing prior to the Closing Deadline that it desires to use the Escrowed Cash to acquire Escrowed Shares notwithstanding the failure to occur of the New Share Closing, then the Escrow Agent shall, promptly after the Closing Deadline, distribute from the Escrow Account (i) to IHHI all of the Escrowed Cash and accrued interest, (ii) to OCPIN that number of Shares which is equal to the amount of Escrowed Cash and accrued interest divided by $0.2586728, and (iii) to IHHI the remaining Shares not purchased by OCPIN with the Escrowed Cash.

            (g) IHHI's transfer agent (the "Transfer Agent") is StockTrans, Inc., and the Escrow Agent is hereby authorized to provide stock transfer instructions to the Transfer Agent, consistent with this Agreement.

      2.2 DISPUTES.

      If IHHI or OCPIN has received a Notice and either of them believes in good faith that (a) OCPIN has, in fact, delivered to the Escrow Agent a different amount of funds than the amount set forth in the Notice within the timeframes permitted for delivery of such funds under Section 2.1(a) above, (b) there exists an error in calculating the Deficit stated in the Notice or (c) there exists in error in the calculations contained in the Officers Certificate, then either of them may deliver to the Escrow Agent a written objection (a "Dispute


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Notice") to such Notice, accompanied by written proof of the facts underlying its disagreement with the Notice within two (2) business days following delivery of such Notice. Upon receipt of all such information, the Escrow Agent shall not distribute to either IHHI or OCPIN Stock Certificates or Escrowed Cash (as the case may be) that is the subject of the Dispute Notice until the Escrow Agent
(i) receives written instructions signed by each of the undersigned Anil Shah and Bruce Mogel (or successors appointed by either of them) authorizing the distribution of the portion of the Escrowed Shares or Escrowed Cash that is the subject of the Dispute Notice, or (ii) receives a final decision of an arbitrator from Judicial Arbitration and Mediation Service, located in Orange County, selected pursuant to the Stock Purchase Agreement directing the distribution of Stock Certificates evidencing the portion of the Escrowed Shares, and/or the Escrowed Cash, that is the subject of the Dispute Notice. Upon resolution of the Dispute Notice in accordance with the preceding sentence, the Escrow Agent shall distribute Stock Certificates (along with appropriate Stock Powers) evidencing the Escrowed Shares and/or Escrowed Cash subject to dispute in accordance with such resolution. Any Dispute Notice shall describe in reasonable detail the basis for objection to the Notice and the portion of such Notice (if less than all) which is the subject of such Dispute Notice.

      2.3 PARTIAL DISTRIBUTION.

      If any Dispute Notice includes an objection to only a portion of a Notice, the Escrow Agent shall promptly distribute from the Escrow Account Stock Certificates (along with appropriate Stock Powers) and/or Escrowed Cash equal to the portion to which no objection is raised; provided, that no such partial release by the Escrow Agent shall terminate or otherwise prejudice any rights of either party with respect to amounts claimed in any Notice which are in excess of the amounts so released.

      2.4 MANNER OF DISTRIBUTIONS.

      All distributions of Stock Certificates evidencing Escrowed Shares and Escrowed Cash shall be made as set forth in this Article 2. Distributions of Stock Certificates evidencing the Escrowed Shares or Escrowed Cash shall be made to an account or accounts designated in writing by OCPIN or IHHI, as applicable. Following the distribution of the Escrowed Shares to OCPIN, IHHI will not thereafter interfere with or challenge in any manner OCPIN's ownership in such shares of IHHI's common stock or its rights as a shareholder of IHHI on the basis of amounts owed to IHHI under the Stock Purchase Agreement.

      2.5 TERMINATION.

      This Agreement shall terminate when the entire amount of Escrowed Shares and Escrowed Cash has been released and distributed in accordance with this
Article 2. Upon such termination this Agreement shall have no further force and effect, except that the provisions of this Section 2.5 and Articles 3, 4 and 5 and Articles 7 through 18 below shall survive such termination.

3. CONDITIONS TO ESCROW.

      The Escrow Agent agrees to hold the Escrowed Shares and Escrowed Cash and to perform in accordance with the terms and provisions of this Agreement. The


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Parties agree that the Escrow Agent shall not assume any responsibility for the failure of the Parties to perform in accordance with the Stock Purchase Agreement or this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions which the Parties hereto agree shall govern and control with respect to the Escrow Agent's rights, duties and liabilities hereunder:

      3.1 LIABILITY.

      The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and no additional duties or obligations shall be implied hereunder. In performing its duties under this Agreement, or upon the claimed failure to perform any of its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses which may be incurred as a result of the Escrow Agent so acting or failing to so act; provided, however, that the Escrow Agent shall not be relieved from liability for damages arising out of its proven gross negligence or willful misconduct under this Agreement. The Escrow Agent shall in no event incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of legal counsel (which counsel may not also be counsel to any Party) given with respect to any question relating to the duties and responsibilities of the Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance upon any instrument delivered to the Escrow Agent and believed by it to be genuine and to have been signed or presented by the proper Party or Parties. The Escrow Agent shall not be bound in any way by any agreement or contract between or among the Parties, whether or not the Escrow Agent has knowledge of any such agreement or contract, including, but not limited to, the Stock Purchase Agreement. The Escrow Agent is not a party to, nor is it bound by, nor need it give consideration to the terms or provisions of, any other agreement or undertaking among the Parties or any of them, or between the Parties or any of them and other persons (other than this Agreement), it being the intention of the parties hereto that the Escrow Agent assent to and be obligated to give consideration only to the terms and provisions hereof.

      3.2 RIGHTS IN EVENT OF DISPUTE.

      It is understood and agreed that, in the event of any dispute between the Parties or among them or any other person resulting in adverse claims and demands being made in connection with or for any money or other property involved in or affected by this Agreement, the Escrow Agent shall refuse to comply with such demands or claims, so long as such dispute shall continue. In such event, the Escrow Agent shall make no distribution, release or other disposition of the Stock Certificates evidencing the Escrowed Shares or Escrowed Cash, or any portion thereof. Anything herein to the contrary notwithstanding, the Escrow Agent shall not be or become liable to such Parties or persons or any of them for the failure of the Escrow Agent to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to refrain and refuse to distribute, release or otherwise dispose of the Stock Certificates evidencing the Escrowed Shares and Escrowed Cash or any part thereof, or to otherwise act hereunder, as stated above, unless and until such dispute is resolved in accordance with Section 2.2 of this Agreement. In the event of such a dispute, the Escrow Agent shall have the right, in addition to the rights described above and at the option of the Escrow Agent, to tender into the custody of any court having jurisdiction or the successor escrow agent


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identified in Section 3.3, all money, Stock Certificates, Stock Powers and property comprising the Escrowed Shares and Escrowed Cash. Upon such tender, the parties hereto agree that the Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that such tender shall not deprive the Escrow Agent of its compensation hereunder earned prior to such tender and discharge of the Escrow Agent of its duties hereunder.

      3.3 RESIGNATION OR TERMINATION OF ESCROW AGENT.

      The Escrow Agent shall have the right to resign at any time by giving written notice of such resignation to the Parties and the Parties shall have the right to terminate the services of the Escrow Agent hereunder at any time by giving thirty (30) days' written notice (with such written notice being signed by IHHI and OCPIN) of such termination to the Escrow Agent, in each case specifying the effective date of such resignation or termination. Within thirty
(30) days after receiving or delivering the aforesaid notice, as the case may be, the Parties agree to appoint a successor escrow agent to which the Escrow Agent shall distribute the funds and property then held hereunder, less the amount of any fees owing to the Escrow Agent hereunder as of such date. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty (30)-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent and shall be entitled to tender into the custody of such court all funds and property then held by it hereunder, and the costs, expenses and reasonable attorneys' fees which are incurred in connection with any such proceeding shall be paid 50% by IHHI and 50% by OCPIN. Thereupon, the Escrow Agent shall be relieved of all further duties and obligations under this Agreement. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder. Except as otherwise agreed to in writing by the Parties, none of the Stock Certificates evidencing the Escrowed Shares, Stock Powers, or Escrowed Cash shall be released from the Escrow Account unless and until a successor escrow agent has been appointed in accordance with this
Section 3.3.

      3.4 DISCHARGE OF ESCROW AGENT.

      Upon delivery of all of the Escrowed Shares and Escrowed Cash pursuant to the terms of Article 2 above or to a successor escrow agent, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered or issued, and all final arbitration awards and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

      4. INDEMNIFICATION.

      The Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve it in any cost, expense, loss or liability unless security and indemnity, as provided herein, shall be furnished. IHHI and OCPIN hereby, jointly and severally, agree to indemnify the Escrow Agent and its officers, directors, employees and agents and save the Escrow Agent and its officers, directors, employees and agents harmless from and against any and all Claims (as defined below) and Agent Losses (as defined below) which may be incurred by the Escrow Agent or any of such officers, directors, employees or agents as a result of Claims asserted by any person against the Escrow Agent or any of such officers, directors, employees or agents as a result of or in connection with its


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performance as the Escrow Agent under this Agreement. As between IHHI and OCPIN, each of IHHI's and OCPIN's obligation to so jointly and severally indemnify and hold harmless the Escrow Agent and its officers, directors, employees and agents shall be limited to one-half (1/2) the amount of the Claim. For the purposes hereof, the term "Claim" or "Claims" shall mean all claims, lawsuits, causes of action or other legal actions and proceedings of whatever nature brought against (whether by way of direct action, counterclaim, cross action or impleader) the Escrow Agent or any such officer, director, employee or agent, even if groundless, false or fraudulent, so long as the claim, lawsuit, cause of action or other legal action or proceeding is alleged or determined, directly or indirectly, to arise out of, result from, relate to or be based upon, in whole or in part: (a) the acts or omissions of any of the Parties, (b) the appointment of the Escrow Agent as escrow agent under this Agreement, or (c) the performance by the Escrow Agent of its duties under this Agreement; and the term "Agent Losses" shall mean losses, costs and expenses and amounts paid in settlement, directly or indirectly resulting from, arising out of or relating to one or more Claims. Upon the written request of the Escrow Agent or any such officer, director, employee or agent (each referred to herein as an "Indemnified Party") IHHI and/or OCPIN shall assume the investigation and defense of any Claim, including the employment of counsel reasonably acceptable to the applicable Indemnified Party and the payment of all expenses related thereto and, notwithstanding any such assumption, such Indemnified Party shall have the right, and IHHI and/or OCPIN shall pay the cost and expense thereof, to employ separate counsel with respect to any such Claim and participate in the investigation and defense thereof in the event that such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or in addition to those available to any Party. IHHI and OCPIN hereby agree that the indemnification and protections afforded the Escrow Agent in this Article 4 shall survive the termination of this Agreement, the resignation or removal of the Escrow Agent pursuant to Section 3.3 hereof or the tender by the Escrow
Agent of the Escrowed Shares and Escrowed Cash to a court pursuant to Section
3.2 hereof.

5. ESCROW COSTS.

      The Escrow Agent shall be entitled to be paid a fee for its services pursuant to the Fee Schedule attached hereto. In addition, the Escrow Agent shall be entitled to recover all expenses incurred by it in connection with this Agreement, including but not limited to the reasonable cost and expenses of legal services (including attorneys' fees) in the event the Escrow Agent deems it necessary to retain counsel. All such fees and expenses whenever incurred shall be paid one-half by each of IHHI and OCPIN.

6. LIMITATIONS ON RIGHTS TO ESCROWED SHARES AND ESCROWED CASH.

      None of the Parties shall have any right, title or interest in or to, or possession of, the Escrow Account and therefore shall not have the ability to pledge, convey, hypothecate or grant as security all or any portion of the Escrowed Shares or Escrowed Cash unless and until such portion of the Escrowed Shares and/or Escrowed Cash has been released pursuant to Article 2 above. Accordingly, the Escrow Agent shall be in sole possession of the Escrowed Shares and Escrowed Cash, and shall not act as custodian of the Parties under this Agreement for the purposes of perfecting a security interest therein, and no


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creditor of any of the Parties shall have any right to have or to hold or otherwise attach or seize all or any portion of the Escrowed Shares or Escrowed Cash as collateral for any obligation and shall not be able to obtain a security interest in any of the Escrowed Shares or Escrowed Cash unless and until such portion of the Escrowed Shares or Escrowed Cash, as the case may be, has been released pursuant to Article 2 above.

7. NOTICES.

      All notices, requests or other communications required or permitted hereunder shall be sufficient if in writing and (a) delivered in person against written receipt therefor, or by nationally recognized express delivery or courier service requiring acknowledgment of receipt, (b) sent by facsimile, or
(c) deposited in the mail registered or certified first class, postage prepaid and return receipt requested (provided that any notice given pursuant to clause
(b) is also confirmed by the means described in clause (a) or (c)) to such address or facsimile of the party set forth below or to such other place or places as such party from time to time may designate in writing in compliance with the terms hereof. Each such notice, request or other communication shall be deemed given when so delivered personally, or sent by facsimile transmission, or, if sent by express delivery or courier service one (1) business day after being sent, or if mailed, three (3) business days after the date of deposit in the mail. A notice of change of address or facsimile number shall be effective only when done in accordance with this Article 7. The Escrow Agent in its discretion may act upon oral instructions if it believes them to be genuine, but the Escrow Agent shall not be required to do so. If the Escrow Agent requires, all oral instructions are to be promptly confirmed in writing, but the Escrow Agent shall not be liable for any action or any failure to act in accordance with oral instructions, even though it fails to receive written confirmation from the Parties. The Escrow Agent shall be provided with specimen signatures of the authorized representatives of the Parties. The Escrow Agent shall be entitled to rely in good faith upon any instructions signed by any authorized representative of the Parties, and shall incur no liability for following such directions.

    To IHHI:                 Integrated Healthcare Holdings, Inc.
                             695 Town Center Drive, Suite 260
                             Costa Mesa, CA 92626
                             Telephone: (714) 434-9191
                             Facsimile:
                             Attention: Bruce Mogel

     With copies to:         Morrison & Foerster LLP
                             555 West Fifth Street, Suite 3500
                             Los Angeles, CA 90013
                             Telephone: (213) 892-5200
                             Facsimile:  (213) 892-5454
                             Attention:  Allen Z. Sussman, Esq.

    To OCPIN:                Orange County Physicians Investment Network, LLC
                             2621 South Bristol Street, #108
                             Santa Ana, California 92704

                             Attention:  Anil V. Shah, M.D.
                             Telephone: 714-290-5322
                             Facsimile:  714-297-9588

    With copies to:          Cummins & White
                             Newport Beach, CA
                             2424 S.E. Bristol Street, Suite 300
                             Newport Beach, California 92660-0757
                             Attention:  William Mitchell, Esq.
                             Telephone: (949) 852-1800
                             Facsimile: (949) 852-8510

    To the Escrow Agent:     City National Bank, national association
                             Wealth Management Services
                             Attention: Sue Behning/VP
                             1950 Avenue of the Stars, 2nd Floor
                             Los Angeles, CA 90067
                             Telephone: (310) 282-2921
                             Facsimile: (310) 282-2936

    To the Transfer Agent:   StockTrans, Inc
                             44 West Lancaster Avenue
                             Ardmore, PA 19003
                             Attention:  Ms. Gina Hardin
                             Telephone: 610-649-7300
                             Facsimile: 610-649-7302

8. ENTIRE AGREEMENT, AMENDMENTS.

      This Agreement, together with the Stock Purchase Agreement (as the same applies solely to the Parties), embodies the entire understanding of the parties hereto with respect to the subject matter hereof and there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the subject matter hereof, except as specifically referenced herein or in the Stock Purchase Agreement. This Agreement, together with the Stock Purchase Agreement (as the same applies solely to the Parties) supersedes and terminates all prior discussions, negotiations, understandings, arrangements and agreements by or among the parties hereto relating to the subject matters hereof. Subject to the first paragraph of this Agreement, this Agreement may be amended, or any provision of this Agreement may be waived, so long as such amendment or waiver is set forth in a writing executed by IHHI and OCPIN (a copy of which shall be promptly provided by the Parties to the Escrow Agent); provided that if any such amendment or waiver would have the effect of increasing or expanding the Escrow Agent's obligations or duties under this Agreement, the written consent of the Escrow Agent shall be required in addition to the written consent of IHHI and OCPIN. No course of dealing between or among the parties hereto shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party hereto under or by reason of this Agreement.

9. ASSIGNS AND ASSIGNMENT.

      This Agreement and the provisions hereof shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided that the Escrow Agent shall not be permitted to assign its obligations hereunder except as provided in Section 3.2 and 3.3 above.

10. TAXATION OF DIVIDENDS.

      OCPIN hereby acknowledges that, for federal and state income tax purposes, any dividends, distributions or interest on the Escrowed Shares then evidenced by Stock Certificates, or Escrowed Cash, held by the Escrow Agent shall be income of OCPIN.

11. NO OTHER THIRD PARTY BENEFICIARIES.

      Neither this Agreement nor any provision hereof, nor any document executed or delivered herewith, shall create any right in favor of or impose any obligation upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

12. INTERPRETATION.

      The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

13. NO WAIVER.

      Any failure of any of the parties hereto to comply with any of its obligations or agreements or to fulfill any conditions herein contained may be waived only by a written waiver from the other parties hereto. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by such party preclude any other or future exercise of that right or any other right hereunder by that party.

14. SEVERABILITY.

      The parties hereto agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions, but are valid and enforceable, and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

15. NO STRICT CONSTRUCTION.

      The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term "including" as used herein shall be by way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

16. RELEASES ON NON-BUSINESS DAYS.

      In the event that a release of a portion of the Escrowed Shares or Escrowed Cash hereunder is required to be made on a date that is not a business day, such release may be made on the next succeeding business day with the same force and effect as if made when required.

17. GOVERNING LAW; SERVICE OF PROCESS.

      ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF CALIFORNIA SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION MAY ORDINARILY APPLY. It is the intention of the parties hereto, however, that the situs of the Escrowed Shares and Escrowed Cash created hereunder is and shall be administered in the state in which the principal office of the Escrow Agent from time to time acting hereunder is located. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought pursuant to the provisions for dispute resolution contained in the Stock Purchase Agreement.

18. COUNTERPARTS.

      This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                            [Signature page follows.]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"IHHI"                                                "Escrow Agent"
INTEGRATED HEALTHCARE HOLDINGS, INC.                  CITY NATIONAL BANK, national association

By:   /s Bruce Mogel                                  By:_____________________________________

Name:  Bruce Mogel                                    Name:___________________________________

Title:  Chief Executive Officer                       Title:__________________________________


"OCPIN"

ORANGE COUNTY PHYSICIANS INVESTMENT NETWORK, LLC

By:  /s/ Anil V. Shah, M.D.

Name:  Anil V. Shah, M.D.

Title:  Manager


By:  /s/ Ajay Meka, M.D.

Name:  Ajay Meka, M.D.

Title:  Manager

                                SCHEDULE OF FEES







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